Exhibit 99.1

JMP GROUP REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

SAN FRANCISCO, Nov. 4, 2008 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, today reported financial results for the quarter and nine months ended September 30, 2008.

Financial Highlights

•

Net loss was $4.9 million, or $0.24 per diluted share, and $4.0 million, or $0.20 per diluted share, for the quarter and nine months ended September 30, 2008, respectively. For the quarter ended September 30, 2007, net income was $1.1 million, or $0.05 per diluted share. Due to JMP Group’s initial public offering and corporate reorganization during the second quarter of 2007, there is no comparable amount for the nine months ended September 30, 2007.

•

Operating net loss was $4.1 million, or $0.20 per diluted share, and $2.0 million, or $0.10 per diluted share, for the quarter and nine months ended September 30, 2008, respectively. For the same periods in 2007, operating net income was $2.0 million, or $0.09 per diluted share, and $6.8 million, or $0.37 per diluted share, respectively. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Operating Net Income” and “Non-GAAP Financial Measures.”

•

Total revenues were $15.8 million for the quarter, a decrease of 24.6% from $21.0 million for the third quarter of 2007 and a decrease of 26.7% from $21.6 million for the second quarter of 2008. For the nine months ended September 30, 2008, total revenues were $57.2 million, a decrease of 13.4% from $66.0 million for the same period in 2007.

•

Investment banking revenues were $4.9 million for the quarter, a decrease of 48.1% from $9.4 million for the third quarter of 2007 and a decrease of 55.0% from $10.8 million for the second quarter of 2008. For the nine months ended September 30, 2008, investment banking revenues were $23.8 million, a decrease of 27.6% from $32.9 million for the same period in 2007.

•

Net brokerage revenues were $9.6 million for the quarter, an increase of 17.1% from $8.2 million for the third quarter of 2007 and an increase of 9.8% from $8.7 million for the second quarter of 2008. For the nine months ended September 30, 2008, net brokerage revenues were $26.4 million, an increase of 4.8% from $25.2 million for the same period in 2007.

•

Asset management-related fee revenues were $2.5 million for the quarter, an increase of 138.9% from $1.0 million for the third quarter of 2007 and an increase of 68.2% from $1.5 million for the second quarter of 2008. For the nine months ended September 30, 2008, asset management-related fee revenues were $7.3 million, an increase of 128.2% from $3.2 million for the same period in 2007. Asset management-related fee revenues include asset management fees as well as fee revenues reported in the company’s financial statements as other income (comprised of fundraising fees generated by JMP Group’s broker-dealer affiliate, JMP Securities, and revenues from fee-sharing arrangements with other asset managers) but exclude net investment income reported as principal transaction revenues. Fee revenues classified as other income were $0.2 million and $0.1 million for the third quarters of 2008 and 2007, respectively, and were $0.2 million for the second quarter of 2008. For the nine-month periods ended September 30, 2008 and September 30, 2007, fee revenues classified as other income were $0.9 million and $0.5 million, respectively.

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•	Client assets under management at September 30, 2008 totaled $450.1 million, compared to $221.7 million at September 30, 2007 and $397.6 million at June 30, 2008.

•

Principal transactions generated a net realized and unrealized loss of $2.7 million for the quarter, compared to a gain of $0.9 million for the third quarter of 2007 and a loss of $0.7 million for the second quarter of 2008. For the nine months ended September 30, 2008, principal transactions produced a loss of $4.8 million, compared to a gain of $1.2 million for the same period in 2007.

•

Two strategic investments included among principal transactions for financial reporting purposes are the company’s equity investments in New York Mortgage Trust, Inc. (NASDAQ: NYMT) and Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC). The total unrealized loss on these two positions was $2.8 million, equivalent to $0.07 per share after tax and minority interest, for the quarter and $6.1 million, equivalent to $0.15 per share after tax and minority interest, for the nine months ended September 30, 2008.

•

During the quarter, the company added an incremental $6.1 million, equivalent to $0.18 per share after tax, to accrued compensation above its standard, formula-based accrual in order to retain key employees and compete for new talent in the current market environment.

•

As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related equity-based awards) was 106.9% for the quarter, compared to 55.3% for the third quarter of 2007. For the nine months ended September 30, 2008, the ratio was 71.9%, compared to 56.5% for the same period in 2007.

•	The company’s board of directors declared a common stock dividend of $0.05 per share for the third quarter of 2008.

“For the first time since the company’s inception in 2000, JMP Group posted a quarterly operating loss,” said Chairman and Chief Executive Officer Joe Jolson. “While the extreme downward price volatility in the capital markets may have provided a modest net benefit to our brokerage operation, the negative impact from limited investment banking revenues and mark-to-market valuations of our principal investments led to the disappointing overall results for the period. However, we are encouraged that our quarterly brokerage revenues were up 17% year over year to near-record levels and that many of our alternative asset management strategies have generated attractive returns in one of the most challenging investment environments in memory, resulting in a substantial increase in client assets under management.

“Due to the quarter’s revenue shortfall, we made the difficult decision to supplement our formula-based compensation accrual and to exceed our previously targeted compensation ratio, increasing our 2008 bonus pool in order to retain and expand our talent base. Despite the current industry-wide despair, I am increasingly optimistic that we will emerge from this down cycle in an enhanced competitive position. In fact, we will continue to opportunistically hire top producers in investment banking, institutional brokerage and asset management as they become available in this difficult climate. In the meantime, I believe that the company’s relatively liquid balance sheet, low fixed costs and diversified business model should continue to cushion our downside relative to that of our peers.”

© 2008 JMP Group Inc.	2

Third Quarter Revenues

Investment Banking

Total investment banking revenues were $4.9 million for the quarter, a decrease of 48.1% from $9.4 million for the quarter ended September 30, 2007. The company executed seven investment banking transactions with average revenues of $0.7 million each, compared to 16 transactions with average revenues of $0.6 million each during the third quarter of 2007. Investment banking revenues equaled 30.8% of total revenues, compared to 44.7% in the quarter ended September 30, 2007.

Public equity underwriting revenues totaled $0.3 million, a decrease of 94.1% from $4.6 million for the third quarter of 2007. The company executed one public equity offering with proceeds of $187.5 million, compared to eight public equity offerings with total proceeds of $739.2 million during the quarter ended September 30, 2007.

Private placement fee revenues totaled $0.1 million, a decrease of 95.3% from $2.2 million for the third quarter of 2007. The company acted as placement agent for one private securities offering raising $5.0 million in proceeds, compared to five private securities offerings raising $86.5 million in total proceeds during the quarter ended September 30, 2007.

Strategic advisory revenues, which include mergers and acquisitions success fees, totaled $4.5 million, an increase of 77.9% from $2.5 million for the third quarter of 2007. The company acted as a strategic advisor on five completed transactions with an aggregate value of $174.9 million, compared to three completed transactions with an aggregate value of $465.4 million during the quarter ended September 30, 2007.

Brokerage

Net brokerage revenues were $9.6 million, an increase of 17.1% from $8.2 million for the quarter ended September 30, 2007. The increase was due to a combination of higher gross commission revenues and lower trading losses in the third quarter of 2008 than in the third quarter of 2007. The growth in commission revenues resulted from increased trading activity on behalf of previously existing institutional clients as well as from the addition of new institutional clients. Net brokerage revenues equaled 60.4% of total revenues, compared to 38.9% in the quarter ended September 30, 2007.

Asset Management

Asset management fees were $2.3 million, an increase of 143.3% from $0.9 million for the quarter ended September 30, 2007. Asset management fees equaled 14.5% of total revenues, compared to 4.5% in the third quarter of 2007. Client assets under management totaled $450.1 million at September 30, 2008, an increase of 13.2% from $397.6 million at June 30, 2008 and an increase of 103.0% from $221.7 million at September 30, 2007.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $2.7 million, compared to a gain of $0.9 million for the third quarter of 2007. The loss for the quarter ended September 30, 2008 was primarily due to an unrealized loss of $3.1 million on the company’s common and convertible preferred stock investments in New York Mortgage Trust, Inc. (NASDAQ: NYMT), which was partially offset by net realized and unrealized gains of $0.5 million on investments in funds managed by the company’s asset management arm, Harvest Capital Strategies (formerly known as JMP Asset Management).

Interest, Dividends and Other Income

Interest, dividends and other income totaled $1.8 million, compared to $1.6 million for the third quarter of 2007. Interest income and dividend income is derived from the company’s loan portfolio and deposit accounts as well as from investments in certain preferred and common stocks. Other income is primarily composed of revenue sharing arrangements with, and fees earned to raise capital for, third-party investment partnerships or funds.

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Third Quarter Expenses

Compensation and Benefits

Compensation and benefits expense was $17.7 million, an increase of 36.1% from $13.0 million for the quarter ended September 30, 2007. Due to the ongoing market turmoil, the company increased its compensation expense accrual above its standard, formula-based accrual by $6.1 million, equivalent to $0.18 per share after tax, during the quarter ended September 30, 2008 in order to bring projected full-year employee compensation to competitive levels despite revenue shortfalls. Of the $17.7 million expense recorded for the third quarter of 2008, $0.8 million is attributable to equity-based compensation expenses for restricted stock units granted in connection with the company’s initial public offering. As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related equity-based awards) was 106.9% for the quarter, compared to 55.3% for the quarter ended September 30, 2007. While the ratio of compensation and benefits expense to total revenues in the third quarter of 2008 was well above JMP Group’s previously announced target of less than 60%, company management believed that the increase in the ratio for the period was necessary in order to provide adequate compensation to its employees.

Non-Compensation Expense

Non-compensation expense totaled $6.4 million, an increase of 14.9% from $5.5 million for the quarter ended September 30, 2007. The increase was primarily due to a loan loss provision of $0.4 million recorded during the third quarter of 2008, as well as to small increases in several other expense categories.

Dividend

On November 3, 2008, the board of directors of JMP Group declared a dividend of $0.05 per share for the third quarter of 2008, to be paid on Friday, December 12, 2008 to common stockholders of record as of Friday, November 28, 2008.

Share Repurchase Activity

During the quarter ended September 30, 2008, JMP Group repurchased a total of 314,145 shares of its stock at an average price of $6.38 per share, or $2.0 million in aggregate.

At September 30, 2008, the company’s book value per share was $5.53.

Initial Public Offering and Corporate Reorganization

On May 16, 2007, JMP Group completed an initial public offering and a related corporate reorganization. Due to the reorganization, JMP Group Inc. is now a C corporation and, as of May 16, 2007, has succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods from January 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through September 30, 2007 and for the quarter and nine months ended September 30, 2008 (post-reorganization).

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Combined Predecessor/Successor Financial Results

For purposes of comparing the nine-month periods ended September 30, 2008 and September 30, 2007, the company has aggregated the Predecessor period from January 1, 2007 through May 15, 2007 and the Successor period from May 16, 2007 through September 30, 2007, without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” column in the table below. Please refer to the consolidated statements of net income at the end of this press release to compare financial results for the quarters ended September 30, 2008 and 2007.

		Nine Months Ended Sept. 30, 2007
(in thousands)	Nine Months Ended Sept. 30, 2008 Successor	Jan. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Sept. 30, 2007 Successor	Combined Predecessor/ Successor
Revenues:
Investment banking	$23,819	$16,055	$16,863	$32,918
Brokerage	26,433	12,987	12,243	25,230
Asset management fees	6,365	1,218	1,502	2,720
Principal transactions	(4,789)	541	685	1,226
Interest, dividends and other income	5,384	1,571	2,370	3,941

Total revenues	57,212	32,372	33,663	66,035
Expenses:
Compensation and benefits	44,148	18,393	24,773	43,166
Income allocation and accretion – Redeemable Class A member interests	—	117,418	—	117,418
Administration	4,610	1,771	2,129	3,900
Brokerage, clearing and exchange fees	3,859	1,689	1,896	3,585
Interest and dividend expense	439	683	170	853
Other	10,881	3,948	4,896	8,844

Total expenses	63,937	143,902	33,864	177,766

(Loss) before minority interest and income tax (benefit)	(6,725)	(111,530)	(201)	(111,731)
Minority interest	(215)	167	229	396
Income tax (benefit)	(2,485)	—	(4,332)	(4,332)

Net (loss)/income	($4,025)	($111,697)	$3,902	($107,795)

Operating Net Income

Operating net income is a non-GAAP financial measure that gives effect to the company’s May 2007 corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s May 2007 initial public offering and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•

The add-back of interest expense related to Redeemable Class A member interests because, following its corporate reorganization from an LLC into a corporation, the company no longer pays any interest on employee members’ capital;

© 2008 JMP Group Inc.	5

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and the grant of 1,931,060 restricted stock units, resulting in compensation expense of $1.4 million and $5.9 million for the quarter and nine months ended September 30, 2007, respectively, and $0.8 million and $3.0 million for the quarter and nine months ended September 30, 2008, respectively;

•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

A reconciliation of the company’s net income to the company’s operating net income for the quarters and nine-month periods ended September 30, 2008 and September 30, 2007 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Sept. 30, 2008	Sept. 30, 2007
Net (loss)/income	($4,899)	$1,135
Add back:
Income tax (benefit)/expense	(2,971)	1,006

Income before taxes	(7,870)	2,141
Add back:
Compensation expense – IPO-related stock-based compensation	789	1,409

Operating (loss)/income before taxes	(7,081)	3,550
Income tax (benefit)/expense (assumed tax rate of 42%)	(2,974)	1,491

Operating net (loss)/income	($4,107)	$2,059

Operating (loss)/earnings per share:
Basic	($0.20)	$0.09
Diluted	($0.20)	$0.09
Weighted average shares used in calculating operating earnings per share:
Basic	20,036	22,029
Diluted	20,036	22,029

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	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2008	Sept. 30, 2007
Net (loss)/income	($4,025)	($107,796)
Add back:
Income tax (benefit)/expense	(2,485)	(4,332)

Income before taxes	(6,510)	(112,128)
Add back:
Income allocation and accretion – Redeemable Class A member interests	—	117,418
Interest expense - Redeemable Class A member interests	—	545
Compensation expense – IPO-related stock-based compensation	3,028	5,866

Operating (loss)/income before taxes	(3,482)	11,701
Income tax (benefit)/expense (assumed tax rate of 42%)	(1,462)	4,914

Operating net (loss)/income	($2,020)	$6,787

Operating (loss)/earnings per share:
Basic	($0.10)	$0.37
Diluted	($0.10)	$0.37
Weighted average shares used in calculating operating earnings per share:
Basic	20,318	18,454
Diluted	20,318	18,535

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the period presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed above. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. Company management believes that this presentation provides additional information that enables meaningful comparison of the company’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for

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brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 13, 2008 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2007 and all other periodic reports are available on the company’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Tuesday, November 4, 2008. To participate in the call, dial 800-862-9098 (domestic) or 785-424-1051 (international). The conference identification code is “7JMP108.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the Investor Relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the company’s website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and Harvest Capital Strategies. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2008 JMP Group Inc.	8

JMP GROUP INC.

Consolidated Statements of Net Income/(Loss)

(Unaudited)

				Nine Months Ended Sept. 30, 2007
	Three Months Ended		Nine Months Ended Sept. 30, 2008 Successor	Jan. 1, 2007 through May 15, 2007 Predecessor	May 16, 2007 through Sept. 30, 2007 Successor
(in thousands, except per share amounts)	Sept. 30, 2008 Successor	Sept. 30, 2007 Successor
Revenues:
Investment banking	$4,879	$9,401	$23,819	$16,055	$16,863
Brokerage	9,574	8,173	26,433	12,987	12,243
Asset management fees	2,292	942	6,365	1,218	1,502
Principal transactions	(2,726)	855	(4,789)	541	685
Interest and dividends	1,613	1,530	4,462	1,245	2,223
Other income	214	107	922	326	147

Total revenues	15,846	21,008	57,212	32,372	33,663
Expenses:
Compensation and benefits	17,724	13,027	44,148	18,393	24,773
Income allocation and accretion – Redeemable Class A member interests	—	—	—	117,418	—
Administration	1,257	1,249	4,610	1,771	2,129
Brokerage, clearing and exchange fees	1,389	1,289	3,859	1,689	1,896
Travel and business development	846	622	2,801	1,197	1,016
Communications and technology	912	970	2,912	1,390	1,458
Occupancy	478	473	1,426	700	706
Professional fees	636	552	2,513	376	1,174
Depreciation	240	269	761	526	422
Interest and dividend expense	122	111	439	683	170
Loan loss provision	428	—	428	—	—
Other	53	—	40	(241)	120

Total expenses	24,085	18,562	63,937	143,902	33,864

(Loss)/income before minority interest and income tax (benefit)/expense	(8,239)	2,446	(6,725)	(111,530)	(201)
Minority interest	(369)	304	(215)	167	229
Income tax (benefit)/expense	(2,971)	1,007	(2,485)	—	(4,332)

Net (loss)/income	($4,899)	$1,135	($4,025)	($111,697)	$3,902

Net (loss)/income per common share:
Basic	($0.24)	$0.05	($0.20)		$0.18
Diluted	($0.24)	$0.05	($0.20)		$0.18
Weighted average common shares outstanding:
Basic	20,036	22,029	20,318		22,028
Diluted	20,036	22,029	20,318		22,085
Net (loss) per unit – Class A common interests:
Basic				($23.84)
Diluted				($23.84)
Weighted average units outstanding – Class A common interests, basic and diluted				2,385
Net (loss) per unit – Class B common interests:
Basic				($23.84)
Diluted				($23.84)
Weighted average units outstanding – Class B common interests, basic and diluted				2,300

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